Exhibit 99.1

FOR IMMEDIATE RELEASE

Creative Realities Reports Fiscal 2025 Third Quarter Results

Transformational Acquisition Sets Stage for Strong Growth Going Forward

LOUISVILLE, KY – November 12, 2025 – Creative Realities, Inc. (“Creative Realities,” “CRI,” or the “Company”) (NASDAQ: CREX), a leading provider of digital signage, media and AdTech solutions, today announced its financial results for the fiscal third quarter ended September 30, 2025.

Highlights:

●	Third quarter revenue of $10.5 million versus $14.4 million in the prior-year period

●	Gross profit of $4.8 million for the three months ended September 30, 2025 versus $6.6 million in the third quarter of fiscal 2024

●	Net loss of $7.8 million for the third quarter of 2025 versus net income of $0.1 million for the prior period

●	Adjusted EBITDA* of $0.8 million for the third quarter of 2025 versus $2.3 million in the prior-year period

●	Annual recurring revenue (“ARR”) of approximately $12.3 million at the end of the third quarter versus $18.1 million as of September 30, 2024

●

After the end of the quarter, on November 7, 2025, the Company closed on its acquisition of Cineplex Digital Media (“CDM”) for CAD $70 million (USD $42.7 million) in cash; concurrently, CRI added three new members to its Board of Directors

“While the period was negatively impacted by a $2 million order slipping into the fourth quarter and a $5.7 million non-cash software impairment charge due to the wind down of CRI’s engagement with Stellantis, we are excited by what the future holds now with CDM as part of Creative Realities,” said Rick Mills, Chief Executive Officer. “This sizable transaction significantly improves our growth trajectory – not only due to the acquired blue-chip customer base but also the real potential to cross-sell our solutions and benefit from synergies across a wider media network. The combination should start improving bottom line results almost immediately, putting us on a solid foundation for greater returns in fiscal 2026 and beyond. At the same time, we brought three new members onto our Board of Directors, bring the total to seven. The addition of these accomplished individuals – Dan McGrath, the Chief Operating Officer of Cineplex, along with Tom Ellis and Mike Bosco from North Run Capital LP – strengthens our board and provides a greater depth of industry experience, just as we start a new growth phase across North America and abroad. We will update shareholders on our integration progress – and outlook for the coming quarters – during the earnings call. We’re excited by our expanded leadership position in the digital media space and look forward to the future.”

*Adjusted EBITDA is a non-GAAP financial measure. A reconciliation is provided in the tables of this press release.

2025 Third Quarter Financial Results

Sales were $10.5 million for the fiscal 2025 third quarter as compared to $14.4 million in the same period in fiscal 2024. Hardware revenue declined to $4.2 million, versus $5.2 million in the prior-year period, reflecting delivery timing; in addition, there was a significant sports and entertainment installation in 2024 that did not occur in the current fiscal quarter. Service revenue fell to $6.4 million from $9.2 million in fiscal 2024, also primarily due to deployment timing. Managed services revenue, which includes the Company’s SaaS (software-as-a-service) subscription services, declined $0.4 million year-over-year largely due to a single customer insourcing a portion of CRI’s work. In addition, the period was negatively impacted by a substantial order which slipped into the fourth quarter, affecting both hardware and service revenue.

Consolidated gross profit was $4.8 million for the fiscal 2025 third quarter versus $6.6 million in the prior-year period, and consolidated gross margin was 45.3% versus 45.6% in the fiscal 2024 third quarter. Gross margin on hardware revenue was 30.0% in fiscal 2025 as compared to 24.1% in the prior-year period, reflecting improved product mix. Gross margin on service amounted to 55.3%, versus 57.9% in the fiscal 2024 third quarter, primarily due to a reduction in SaaS subscription services and the Company’s prior exit from media sales effective October 1, 2024. The Company ended the 2025 third quarter with ARR of approximately $12.3 million.

Sales and marketing expenses in the third quarter fell to $1.4 million, versus $1.5 million in the prior-year period, while general and administrative expenses rose to $5.0 million versus $3.9 million in fiscal 2024, reflecting an increase in stock-based compensation along with transaction expense related to the acquisition of CDM and related financings, without which expenses fell year-over-year.

The Company posted an operating loss of approximately $7.3 million in the third quarter of fiscal 2025 – including a non-cash software impairment charge or $5.7 million related to the wind down of CRI’s engagement with Stellantis – compared to an operating profit of $1.1 million in fiscal 2024. CRI reported a net loss of $7.9 million, or $(0.75) per diluted share, in the quarter ended September 30, 2025 versus net income of $0.1 million, or $0.01 per diluted share, in the prior-year period.

Adjusted EBITDA (defined later in this release) was $0.8 million in the third quarter of 2025 as compared to $2.3 million in the prior-year period.

Balance Sheet

As of September 30, 2025, the Company had cash on hand of approximately $0.3 million, versus $1.0 million at December 31, 2024. The Company had outstanding debt of approximately $22.2 million versus $13.0 million at the start of the fiscal year, reflecting the settlement of the contingent consideration liability. As of the date of this release, after accounting for the payment of the purchase price for the CDM business, and the related financings and transaction expenses, the Company had outstanding debt of approximately $39.9 million.

Conference Call Details

The Company will host a conference call to review the results of the third quarter of 2025, and provide additional commentary about recent performance, on November 12 at 9:00 am Eastern Time, which will include prepared remarks and materials from management, followed by a live Q&A. The call will be hosted by Rick Mills, Chief Executive Officer, and George Sautter, Chief Strategy Officer.

Prior to the call, participants should register at https://bit.ly/CREXearnings2025Q3. Once registered, participants can use the weblink provided in the registration email to participate in the live webcast. An archived edition of the earnings conference call will also be posted on the Company’s website later today and will remain available for one year.

Use of Non-GAAP Measures

Creative Realities, Inc. prepares its consolidated financial statements in accordance with United States generally accepted accounting principles (“GAAP”). In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses information regarding “EBITDA” and “Adjusted EBITDA.” CRI defines “EBITDA” as earnings before interest, income taxes, depreciation and amortization of intangibles. CRI defines “Adjusted EBITDA” as EBITDA excluding stock-based compensation, non-recurring transaction expenses related to the CDM acquisition and related financings, fair value adjustments and both cash and non-cash non-recurring gains and charges. EBITDA and Adjusted EBITDA are not measures of performance defined in accordance with GAAP. However, EBITDA and Adjusted EBITDA are used internally in planning and evaluating the Company’s operating performance. Accordingly, management believes that disclosure of these metrics offers investors, bankers and other stakeholders an additional view of the Company’s operations that, when coupled with the GAAP results, provides a more complete understanding of the Company’s financial results. EBITDA and Adjusted EBITDA should not be considered as an alternative to net income/(loss) or to net cash used in operating activities as measures of operating results or liquidity. Our calculation of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures used by other companies, and the measures exclude financial information that some may consider important in evaluating the Company’s performance. A reconciliation of GAAP net income/(loss) to EBITDA and Adjusted EBITDA is included in the accompanying financial schedules. For further information, please refer to Creative Realities, Inc.’s filings available online at www.sec.gov, including its Annual Report on Form 10-K for 2024 filed with the Securities and Exchange Commission.

About Creative Realities, Inc.

Creative Realities designs, develops and deploys digital signage-based experiences for enterprise-level networks utilizing its ClarityTM, ReflectViewTM, and iShowroomTM Content Management System (CMS) platforms. The Company is actively providing recurring SaaS and support services across diverse vertical markets, including but not limited to retail, automotive, digital-out-of-home (DOOH) advertising networks, convenience stores, foodservice/QSR, gaming, theater, and stadium venues. In addition, the Company assists clients in utilizing place-based digital media to achieve business objectives such as increased revenue, enhanced customer experiences, and improved productivity. This includes the design, deployment, and day to day management of Retail Media Networks to monetize on-premise foot traffic utilizing its AdLogicTM and AdLogic CPM+TM programmatic advertising platforms.

Cautionary Note on Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, and includes, among other things, discussions of our business strategies, product releases, future operations and capital resources. Words such as "estimates," "projects," "expects," "anticipates," "forecasts," "plans," "intends," "believes," "seeks," "may," "will," "should," "future," "propose" and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance, conditions or results. They are based on the opinions, estimates and beliefs of management as of the date such statements are made, and they are subject to known and unknown risks, uncertainties, assumptions and other factors, many of which are outside of our control, that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. Some of these risks are discussed in the “Risk Factors” section contained in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, and the Company’s subsequent filings with the U.S. Securities and Exchange Commission. Important factors, among others, that may affect actual results or outcomes include: our ability to integrate CDM’s business into our own, maintain or improve the financial performance of CDM’s business and realize anticipated synergies, our strategy for customer retention, growth, product development, market position, financial results and reserves, our ability to execute on our business plan, our ability to retain key personnel, our ability to remain listed on the Nasdaq Capital Market, our ability to realize the revenues included in our future guidance and backlog reports, our ability to satisfy our upcoming debt obligations and other liabilities, the ability of the Company to continue as a going concern, potential litigation, supply chain shortages, and general economic and market conditions impacting demand for our products and services. Readers should not place undue reliance upon any forward-looking statements. We assume no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Media:

Christina Davies

cdavies@ideagrove.com

Investor Relations:

Chris Witty

cwitty@darrowir.com

646-438-9385

ir@cri.com

https://investors.cri.com/

CREATIVE REALITIES, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	September 30,	December 31,
	2025	2024
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$314	$1,037
Accounts receivable, net	11,084	10,605
Inventories, net	4,305	1,995
Prepaid expenses and other current assets	1,290	859
Total Current Assets	$16,993	$14,496
Property and equipment, net	378	321
Goodwill	26,453	26,453
Other intangible assets, net	15,383	22,841
Operating lease right-of-use assets	1,686	787
Other non-current assets	373	312
Total Assets	$61,266	$65,210

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$8,705	$6,354
Accrued expenses and other current liabilities	2,552	3,210
Deferred revenues	2,470	1,137
Customer deposits	1,518	2,181
Current maturities of operating leases	420	466
Short-term debt	802	-
Short-term contingent consideration, at fair value	-	12,815
Total Current Liabilities	16,467	26,163
Revolving credit facility	18,163	13,044
Long-term debt	3,198	-
Long-term obligations under operating leases	1,384	342
Other non-current liabilities	165	201
Total Liabilities	39,377	39,750

Shareholders’ Equity
Common stock, $0.01 par value, 66,666 shares authorized; 10,519 and 10,447 shares issued and outstanding, respectively	105	104
Additional paid-in capital	84,949	82,210
Accumulated deficit	(63,165)	(56,854)
Total Shareholders’ Equity	21,889	25,460
Total Liabilities and Shareholders’ Equity	$61,266	$65,210

CREATIVE REALITIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Sales
Hardware	$4,168	$5,241	$14,635	$14,409
Services and other	6,379	9,201	18,676	25,433
Total sales	10,547	14,442	33,311	39,842
Cost of sales
Hardware	2,917	3,979	10,519	10,682
Services and other	2,853	3,874	8,545	10,019
Total cost of sales	5,770	7,853	19,064	20,701
Gross profit	4,777	6,589	14,247	19,141
Operating expenses:
Sales and marketing expenses	1,372	1,525	3,775	4,655
General and administrative expenses	4,963	3,928	14,083	12,834
Impairment of software asset	5,712	-	5,712	-
Total operating expenses	12,047	5,453	23,570	17,489
Operating (loss) income	(7,270)	1,136	(9,323)	1,652

Other expenses (income):
Interest expense	530	303	1,364	1,479
Gain on settlement of contingent consideration	-	-	(4,775)	-
Loss on change in fair value of contingent consideration	-	598	-	(414)
Loss on debt extinguishment	-	-	-	1,059
Other expense (income)	144	(11)	408	(28)
Total other expenses (income)	674	890	(3,003)	2,096
Net (loss) income before income taxes	(7,944)	246	(6,320)	(444)
Benefit (provision) for income taxes	82	(192)	9	(226)
Net (loss) income	$(7,862)	$54	$(6,311)	$(670)
Basic (loss) earning per common share	$(0.75)	$0.01	$(0.60)	$(0.06)
Diluted (loss) earning per common share	$(0.75)	$0.01	$(0.60)	$(0.06)
Weighted average shares outstanding - basic	10,519	10,447	10,487	10,438
Weighted average shares outstanding - diluted	10,519	10,634	10,487	10,438

CREATIVE REALITIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, except share per share amounts)

	Nine Months Ended
	September 30,
	2025	2024
Operating Activities:
Net loss	$(6,311)	$(670)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities
Depreciation and amortization	3,629	2,901
Amortization of debt discount	-	569
Amortization of stock-based compensation	1,679	9
Amortization of deferred financing costs	77	37
Bad debt expense	201	186
Provision for inventory reserves	9	(65)
Deferred income taxes	(1)	157
Gain on settlement of contingent consideration	(4,775)	-
Impairment of software asset	5,712	-
Loss on extinguishment of debt	-	1,059
Gain on change in fair value of contingent consideration	-	(414)
Changes to operating assets and liabilities:
Accounts receivable	(680)	982
Inventories	(2,319)	(422)
Prepaid expenses and other current assets	(331)	(78)
Accounts payable	2,384	(1,360)
Accrued expenses and other current liabilities	(602)	8
Deferred revenue	1,333	1,637
Customer deposits	(663)	165
Other, net	(176)	49
Net cash (used in) provided by operating activities	(834)	4,750
Investing activities
Purchases of property and equipment	(210)	(9)
Capitalization of labor for software development	(1,763)	(2,293)
Net cash used in investing activities	(1,973)	(2,302)
Financing activities
Proceeds from borrowings under revolving credit facility	28,215	21,854
Repayment of borrowings under revolving credit facility	(23,096)	(10,875)
Settlement of contingent consideration	(3,000)	-
Repayment of term debt	-	(15,147)
Payment of deferred financing costs	-	(289)
Principal payments on finance leases	(35)	(33)
Net cash provided by (used in) financing activities	2,084	(4,490)
Decrease in cash and cash equivalents	(723)	(2,042)
Cash and cash equivalents, beginning of period	1,037	2,910
Cash and cash equivalents, end of period	$314	$868

RECONCILIATION OF GAAP NET LOSS TO ADJUSTED EBITDA

(in thousands, unaudited)

Creative Realities, Inc. prepares its consolidated financial statements in accordance with United States generally accepted accounting principles (“GAAP”). In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses information regarding “EBITDA” and “Adjusted EBITDA.” CRI defines “EBITDA” as earnings before interest, income taxes, depreciation and amortization of intangibles. CRI defines “Adjusted EBITDA” as EBITDA excluding stock-based compensation, fair value adjustments and both cash and non-cash non-recurring gains and charges.

EBITDA and Adjusted EBITDA are non-GAAP financial measures and should not be considered as a substitute for net income (loss), operating income (loss) or any other performance measure derived in accordance with United States generally accepted accounting principles (“GAAP”) or as an alternative to net cash provided by operating activities as a measure of CRI’s profitability or liquidity. CRI’s management believes EBITDA and Adjusted EBITDA are useful financial metrics because they allow external users of CRI’s financial statements, such as industry analysts, investors, lenders and rating agencies, to more effectively evaluate CRI’s operating performance, compare the results of its operations from period to period and against CRI’s peers without regard to CRI’s financing methods, hedging positions or capital structure and because it highlights trends in CRI’s business that may not otherwise be apparent when relying solely on GAAP measures. CRI also presents EBITDA and Adjusted EBITDA because it believes EBITDA and Adjusted EBITDA are important supplemental measures of its performance that are frequently used by others in evaluating companies in its industry. Because EBITDA and Adjusted EBITDA exclude some, but not all, items that affect net income (loss) and may vary among companies, the EBITDA and Adjusted EBITDA CRI presents may not be comparable to similarly titled measures of other companies.

The following table presents a reconciliation of EBITDA and Adjusted EBITDA from net loss, CRI’s most directly comparable financial measure calculated and presented in accordance with GAAP.

	Quarters Ended
	September 30	June 30	March 31	December 31	September 30
Quarters ended	2025	2025	2025	2024	2024
GAAP net (loss) income	$(7,862)	$(1,817)	$3,368	$(2,838)	$54
Interest expense, net	530	513	321	296	303
Depreciation/amortization:
Amortization of intangible assets	1,171	1,165	1,136	1,128	1,081
Amortization of employee share-based awards	308	1,249	2	4	3
Depreciation of property & equipment	54	52	51	49	51
Income tax (benefit) expense	(82)	(26)	99	(120)	192
EBITDA	$(5,881)	$1,136	$4,977	$(1,481)	$1,684
Adjustments
Loss (Gain) on fair value of contingent consideration	-	-	-	2,022	598
Gain on settlement of contingent consideration	-	-	(4,775)	-	-
Stock-based compensation - Director grants	27	93	-	-	-
Deal & transaction expenses	766	-	-	-	-
Loss on impairment of software asset	5,712	-	-	-	-
Other (income) expense	144	(1)	265	(74)	(11)
Adjusted EBITDA	$768	$1,228	$467	$467	$2,271